 Exhibit 13(a)(4)(ii)

GRANT THORNTON LLP Grant Thornton Tower	January 23, 2019
171 N. Clark St. Suite 200
Chicago, IL 60601-3370

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U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

RE:    Destra Investment Trust

  File No. 811-22417

Dear Sir or Madam:

We have read Exhibit 13(a)(4)(i) of Form N-CSR of Destra Investment Trust dated January 23, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GT.COM	U.S. member firm of Grant Thornton International Ltd